Exhibit 5.1

AMY  M.  TROMBLY,  ESQ.

Trombly Business Law

1320  Centre  Street,  Suite  202

Newton,  MA  02459

(617)243-0060

August 14,  2006

First Source Data,  Inc.

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

Re:  Registration  Statement  on  Form  SB-2

Gentlemen:

I  have  acted  as  counsel  to  First Source Data,  Inc.,  a  Nevada corporation (the  "Company"),  in  connection  with  the  preparation  and  filing  with the Securities  and  Exchange Commission of a Registration  Statement on Form  SB-2, Registration  No.  333-131621  (the "Registration Statement"), pursuant to which the  Company  is  registering  the issuance under the Securities Act of 1933, as amended,  up  to  1,381,875  shares  of  its common  stock, par value $0.001 per share  (the  "Shares")  which  may  be  issued from time to time on a delayed or continuous  basis pursuant to Rule 415 under the Securities Act. This opinion is being  rendered in connection with the filing of the Registration Statement. All capitalized  terms  used  herein  and  not  otherwise  defined  shall  have  the respective  meanings  given  to  them  in  the  Registration  Statement.

In connection with this opinion, I have examined the Company's Amended and Restated Articles of Incorporation, Amended By-laws and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant, and the Registration Statement  and  the  exhibits  thereto.

In  my  examination, I have assumed the genuineness of all signatures, the legal capacity  of  natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me  as  certified or photostatic copies and the authenticity of the originals of such  copies.

Based  upon  the foregoing, and subject to the limitations set forth below, I am of the opinion that, the Shares  will be duly and validly issued, fully paid and non-assessable shares of the  Common  Stock.

My  opinion  is  limited  to  the  General Corporation Law of the State of Nevada and the federal  securities  laws  of  the  United  States and I express no opinion with respect  to  the  laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws  of  any  state  or  any  foreign  jurisdiction.

This  opinion  is based upon currently existing statutes, rules, regulations and judicial  decisions,  and  even though the Securities may be issued from time to time  on  a delayed or continuous basis, I disclaim any obligation to advise you of  any  change  in  any  of these sources of law or subsequent legal or factual developments  which  might  affect  any  matters  or  opinions set forth herein.

I  understand  that  you  wish  to  file  this  opinion  as  an  exhibit  to the Registration  Statement,  and  I  hereby  consent  thereto.

Very  truly  yours,

/s/  Amy  Trombly,  Esq.

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Amy  Trombly,  Esq.